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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-15111) of Advance Digital Information Corporation of our report dated November 27, 1996 appearing in this Form 10-K.

/S/ Price Waterhouse LLP
Price Waterhouse LLP
Seattle, Washington
January 16, 1997